Exhibit 15.1

Harney Westwood & Riegels LLP 3rd Floor, 1 Pemberton Row London EC4A 3BG United Kingdom Tel: +44 (0) 20 3752 3600 Fax: +44 (0) 20 3752 3695

28 April 2017

BY EMAIL

rachel.graham@harneys.com
+44 (0) 20 3752 3604
039181.0042.RAG

ReneSola Ltd
Craigmuir Chambers
PO Box 71
Road Town
Tortola
British Virgin Islands

Dear Sirs

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2016 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 10. Additional Information—E. Taxation” and “Item 16G. Corporate Governance” in the annual report.

Yours faithfully

/s/ Harney Westwood & Riegels LLP

HARNEY WESTWOOD & RIEGELS LLP

Harney Westwood & Riegels LLP is a limited liability partnership registered in England & Wales.

Reg. No. OC302285, VAT No. 795563084.

A list of partners is available for inspection at our offices.

Mauritius legal services provided through association with BLC Chambers.

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